UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CYTORI THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYTORI THERAPEUTICS, INC.
3020 CALLAN ROAD
SAN DIEGO, CALIFORNIA 92121

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 16, 2011

Dear Cytori Therapeutics, Inc. Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of the stockholders of Cytori Therapeutics, Inc.  The Annual Meeting will be held in the United States, at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, CA 92037on August 16, 2011, commencing at 9:00 a.m., San Diego local time.

The meeting will be webcast live for those who are unable to attend in person.  To access the webcast of the meeting please visit our website at www.cytori.com and follow the link in our Investor Relations section.  To place your vote over the Internet, please see the instructions on the accompanying proxy card.

 The items of business for the meeting are:
•	Election of members of our Board of Directors for a one-year term;
•	Ratification of appointment of the independent registered public accounting firm;
•	Approval of the Company’s 2011 Employee Stock Purchase Plan;
•	Advisory vote on executive compensation of our named executive officers for the fiscal year ended December 31, 2010; and
•	Advisory vote on the frequency of a stockholder vote on executive compensation.

.  In addition, we will address any other business properly brought before the meeting.

We have attached a Proxy Statement that contains more information about these items and the meeting.  Stockholders that own stock at the close of business on June 20, 2011, can vote at the meeting.  A list of our stockholders entitled to vote will be available for inspection by any stockholder at our offices in San Diego, during normal business hours for ten business days prior to the meeting. This list will also be available during the meeting.

As permitted by rules adopted by the U.S. Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to our stockholders. We will send our stockholders a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone.  The notice also provides information on how stockholders may request paper copies of our proxy materials.  For those stockholders who elect to receive their proxy materials in the mail, please review the Proxy Statement and Annual Report and vote using the enclosed proxy card.

We hope that you will find it convenient to attend the meeting in person.  Whether or not you expect to attend, please vote electronically over the Internet or by telephone, or if you receive a proxy card in the mail, by mailing the completed proxy card to the Company to ensure your representation at the meeting and the presence of a quorum.  If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.  If your shares are held in the name of a bank or broker, however, you must obtain a legal proxy from the bank or broker to attend the meeting and vote in person.

By Order of the Board of Directors,

CHRISTOPHER J. CALHOUN
Chief Executive Officer
San Diego, California, USA
July 8, 2011

Cytori Therapeutics, Inc.
3020 Callan Road
San Diego, CA  92121
(858) 458-0900
_________________________

PROXY STATEMENT _________________________

2011 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of our Board of Directors to be used at our Annual Meeting of stockholders to be held on August 16, 2011, and at any postponement of the Annual Meeting, for the purposes set forth in the accompanying notice of Annual Meeting. Our annual report for the year ended December 31, 2010 accompanies this Proxy Statement.

We have fixed the close of business on June 20, 2011 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.  Only holders of record of shares of our common stock on that date are entitled to notice of and to vote at the Annual Meeting.  On March 31, 2011, there were 52,134,367 shares of our common stock outstanding.

Questions and Answers about the Meeting and Voting

1.             What is a Proxy Statement and why has this Proxy Statement been provided to me?

A Proxy Statement is a document that the U.S. Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card with regard to voting on proposals at the Annual Meeting.  Among other things, a Proxy Statement describes those proposals and provides information about us.  Our Board of Directors is soliciting the accompanying proxy to be used at the Annual Meeting and at any postponement of the Annual Meeting.  The Annual Meeting will be held at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, CA 92037.  We will use the proxies received in connection with proposals to:

•	Elect directors;
•	Ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year;
•	Approve our 2011 Employee Stock Purchase Plan;
•	Provide an advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2010; and
•	Provide an advisory vote on the frequency of a stockholder vote on executive compensation; and
•	Transact any other business that is proposed in accordance with our by-laws before the Annual Meeting is finally adjourned.

2.             Why did I receive a notice in the mail regarding Internet availability of proxy materials this year instead of a full set of proxy materials?

We are now providing access to our proxy materials over the Internet.  On or about July 8, 2011, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. The Notice explains how you may access the proxy materials on the Internet and how you may vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting printed materials included in the Notice.

3.             What is a proxy?

A proxy is your legal designation of another person to vote the stock you own.  That other person is called a proxy holder. Designation of a particular proxy holder can be effected by completion of a written proxy card, such as the one accompanying this Proxy Statement.  Our Chief Executive Officer and Member of the Board of Directors, Christopher J. Calhoun, and our President and Member of the Board of Directors, Marc H. Hedrick, M.D., have each been designated as the proxy holders for the Annual Meeting.

4.             What is the difference between a stockholder of record and a beneficial owner who holds stock in street name?

The vast majority of our stockholders are represented on our share register in the name of a bank, broker or other third party institution and not in their own name. These stockholders are referred to as beneficial owners who hold their shares in street name. (In this situation, the banks, brokers, etc. are the stockholders of record.)  If you have elected to hold your shares in certificate form, your name will appear directly on our register as a stockholder of record.

5.             What different methods can I use to vote?

If you are a “registered holder,” that is your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone or by completing and mailing the proxy card provided. The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to vote electronically over the Internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your record holder that must be followed for your record holder to vote your shares per your instructions. Your broker will be sending you a Notice of Internet Availability which contains instructions on how to access the website to vote your shares. If, however, you have elected to receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will receive a voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Stockholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this Proxy Statement as an email notice, with information on how to access the proxy information and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned and only proxies that have been timely voted electronically will be counted in the quorum and voted.  The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, August 15, 2011.

Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

You may also vote your shares in person at the Annual Meeting. If you are a registered holder, you may request a ballot at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

6.             What is the record date and what does it mean?

The record date for the 2011 Annual Meeting is June 20, 2011. The record date is established by our Board of Directors as required by Delaware General Corporation law.  Owners of our common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any postponements of the meeting.

7.             How can I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the meeting.  You can revoke a proxy by giving written notice or revocation to our corporate secretary, following the Internet voting instructions, delivering a later dated proxy, or voting in person at the meeting.  However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your proxy be revoked.

8.             What are my voting choices when voting for director nominees and what vote is needed to elect directors?

In voting on the election of director nominees to serve until the 2011 Annual Meeting, stockholders may vote in favor of each nominee, or may withhold votes as to each nominee. In addition, if any other candidates are properly nominated at the meeting, stockholders of record who attend the meeting could vote for the other candidates.  Directors will be elected by a plurality. Stockholders are not entitled to cumulative voting rights with respect to the election of directors.

The Board recommends a vote “FOR” each of the director nominees identified in this proxy statement.

9.             What are my voting choices when voting to ratify the selection of our independent registered public accounting firm?

In voting on the ratification of the selection of our independent registered public accounting firm, stockholders may vote in favor of the selection or against the selection, or may abstain from voting on the selection. The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions will be counted as present for purposes of determining a quorum and are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal.

The Board recommends a vote “FOR” ratification.

10.           What are my voting choices when voting to approve the 2011 Employee Stock Purchase Plan?

In voting on the approval of our proposed 2011 Employee Stock Purchase Plan, stockholders may vote in favor of the approval or against the approval, or may abstain from voting on the approval of the 2011 Employee Stock Purchase Plan. The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions will be counted as present for purposes of determining a quorum and are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal.

The Board recommends a vote “FOR” approval of our proposed 2011 Employee Stock Purchase Plan

11.           What are my voting choices when voting to approve compensation of our named executive officers?

In voting on the approval of our compensation of our named executive officers, stockholders may vote in favor of the approval or against the approval, or may abstain from voting on the approval of such compensation. Because your vote is advisory, it will not bind the Board of Directors or the Compensation Committee.  However, the Board of Directors and Compensation Committee will review the voting results and take the results into consideration in making future determination on executive compensation.

The Board recommends a vote “FOR” approval of the compensation of our named executive officers for the fiscal year ended December 31, 2010.

12.           What are my voting choices when voting to approve the frequency of the advisory vote on compensation of our named executive officers?

In voting on the approval of the frequency of the advisory vote on compensation of executives, stockholders may vote in favor of option of every three years, every two years, or every year, or may abstain from voting on the selection.. Because your vote is advisory, it will not bind the Board of Directors or the Compensation Committee.  However, the Board of Directors and Compensation Committee will review the voting results and take the results into consideration in making future determination on the frequency of the advisory vote on executive compensation of our named executive officers.

The Board recommends a vote “FOR” approval of the frequency of the advisory vote on compensation of named executive officers on a triennial basis.

13.           How will a proxy get voted?

If you properly fill in and return the accompanying proxy card, the designated proxy holders (the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the designated proxy holders will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of each listed nominee for director;

•	“FOR” ratification of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year.

•	“FOR” approval of our 2011 Employee Stock Purchase Plan

•	“FOR” approval of the compensation of our named executive officers

•	“FOR” approval of the frequency of the advisory vote on compensation of our named executive officers on a triennial basis.

14.           How are abstentions and broker non-votes counted?

Abstentions and broker non-votes will count toward establishing a quorum.    An abstention occurs when a stockholder withholds his or her vote by checking the “abstain” box on the proxy card or (if present and voting at the meeting) a ballot.  A broker non-vote occurs when a broker, bank, or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.   Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on non-routine matters.  Routine matters include ratification of independent public accountants.  Non-routine matters include the election of directors, adoption of equity compensation plans and advisory votes on executive compensation.

15.           Who pays for the solicitation of proxies?

We pay the entire cost of the solicitation of proxies.  This includes preparation, assembly, printing, and mailing of the Notice of Internet Availability, this Proxy Statement and any other information we send to stockholders.  We may supplement our efforts to solicit your proxy in the following ways:

•	We may contact you using the telephone or electronic communication;
•	Our directors, officers, or other regular employees may contact you personally; or
•	We may hire agents for the sole purpose of contacting you regarding your proxy.

If we hire soliciting agents, we will pay them a reasonable fee for their services.  We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.  We anticipate banks, brokerage houses and other custodians, nominees, and fiduciaries will forward soliciting material to the beneficial owners of shares of common stock entitled to vote at the Annual Meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in this connection.

16.           What constitutes a quorum?

In order for business to be conducted at the Annual Meeting, a quorum must be present.  A quorum exists when at least 33 ⅓ % of the holders of shares of common stock issued, outstanding and entitled to vote are represented at the meeting.  Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

17.           How will voting on "any other business" be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is presented at the Annual Meeting, your signed proxy card gives authority to the designated proxy holders to vote on such matters at their discretion.

PROPOSAL #1.

ELECTION OF DIRECTORS

The Board of Directors, upon recommendation of our Governance and Nominating Committee, has nominated the following persons listed below for election as directors.  The names of the nine nominees for election as directors are set forth below (the ages shown are as of August 16, 2011).  Each of the nominees is currently serving as a member of our Board of Directors. All directors are elected annually and serve a one-year term until the next Annual Meeting, or until their respective successors are duly elected.  All of the nominees listed below are expected to serve as directors if they are elected.  If any nominee should decline or be unable to accept such nomination or to serve as a director, an event which our Board of Directors does not now expect, our Board of Directors reserves the right to nominate another person or to vote to reduce the size of our Board of Directors.  If another person is nominated, the proxy holders intend to vote the shares to which the proxy relates for the election of the person nominated by our Board of Directors.

For more information on nomination of directors, see “Director Nominations” below in the section entitled “Corporate Governance.”

The Board of Directors recommends a vote “FOR” the nominees named below:

Nominees and Business Experience

Name	Age	Position
Lloyd H. Dean	61	Chairman of the Board of Directors
Christopher J. Calhoun	45	Chief Executive Officer and Director
Richard J. Hawkins	62	Director
Paul W. Hawran	59	Director
Marc H. Hedrick, MD	49	President and Director
Ronald D. Henriksen	72	Director
E. Carmack Holmes, MD	73	Director
David M. Rickey	55	Director
Tommy G. Thompson	69	Director

Lloyd H. Dean joined Cytori Therapeutics as a Director in November 2010 and was appointed Chairman of the Board of Directors in April 2011. Mr. Dean has served as the President, Chief Executive Officer and Director of Catholic Healthcare West (CHW), the eighth largest healthcare systems in the United States, located in San Francisco, California, since 2000. Previously, Mr. Dean held positions as the Executive Vice President and Chief Operating Officer of Advocate Health Care, and various management positions with the Upjohn Company. Mr. Dean is also Chairman and Director of California Health Association of USA, a Director of Mercy Housing Inc., a Director of Wells Fargo & Company, and Chairman of the Board of Directors of the Bay Area Council. He is a member of McKesson’s Advisory Board, the Health Research and Development Institute, San Francisco Mayor Gavin Newsom’s Universal Healthcare Council, Governor Schwarzenegger’s California Commission for Jobs and Economic Growth, and the San Francisco Committee on JOBS. Mr. Dean holds a Master’s Degree in education from Western Michigan University and also is a graduate of Pennsylvania State University’s Executive Management Program.  Mr. Dean’s qualifications to sit on our Board of Directors include his extensive executive experience, and his service on other public company boards and committees.

Christopher J. Calhoun is a co-founder of the Company and has served as Chief Executive Officer and Director since 1997.   Mr. Calhoun also served as our President from April 2002 to May 2005 and from 1996 to 1998. He is a co-inventor on multiple U.S. and international patents for medical devices and implant instrumentation, and was involved in research and management for the Plastic Surgery Bone Histology and Histometry Laboratory at the University of California, San Diego.  Mr. Calhoun is a co-founder and Chairman of the Board of Leonardo MD, and previously served on the Board of Directors of StemSource, Inc. which was acquired by the Company in 2002. Mr. Calhoun earned a B.A. from the University of California, San Diego and an M.B.A from the University of Phoenix.  Mr. Calhoun’s qualifications to sit on our Board of Directors include his knowledge of the medical device business, his experience in manufacturing, biotechnology and regenerative medicine, and his in-depth operating experience as a senior executive of our company, and his service on other company boards.

Richard J. Hawkins has served as a Director of the Company since December 2007.  In 1982, Mr. Hawkins founded Pharmaco, a clinical research organization (CRO) that merged with the predecessor of PPD-Pharmaco in 1991 and is one of the largest CROs in the world today.  In 1992, Mr. Hawkins co-founded Sensus Drug Development, which developed and received regulatory approval for SOMAVERT®, a growth hormone antagonist approved for the treatment of acromegaly, which is now marketed by Pfizer in both the United States and Europe, and he served as Chairman until 2000.  In 1994, Mr. Hawkins co-founded Corning Biopro, a contract protein manufacturing firm where he served on the Board until 2000.  In September 2003 Mr. Hawkins founded LabNow, Inc., a privately held company that develops lab-on-a-chip sensor technology, where he served as the Chairman and CEO until Oct 2009.  Mr. Hawkins has served on the Board of SciClone Pharmaceuticals, Inc. since October 2004.  He served on the Presidential Advisory Committee for the Center for Nano and Molecular Science and Technology at the University of Texas in Austin, and was inducted into the Hall of Honor for the College of Natural Sciences at the University of Texas.  Mr. Hawkins graduated cum laude with a B.S. in Biology from Ohio University.  Mr. Hawkins’s qualifications to sit on our Board of Directors include his executive experience working with life sciences companies, his extensive experience in pharmaceutical research and development, his knowledge, understanding and experience in the regulatory development and approval process and his service on other public company boards and committees.

Paul W. Hawran joined us as a Director in February 2005.  Mr. Hawran has held various strategic, financial and operational positions in the health care industry for over 30 years.  Currently, Mr. Hawran is a Founder and President and CEO of Ascendant MDx, a molecular diagnostic testing company focused on women’s health care, since November, 2010.  Prior to Ascendant MDx, Mr. Hawran was the Chief Financial Officer of Sequenom, Inc., a publicly traded genetics company, from April, 2007 to September, 2009, served on their Board of Directors from August, 2006 to February, 2007 and was the Chairman of the Audit Committee of the Board of Directors.  Mr. Hawran also served as a Founder, Executive Vice President and Chief Financial Officer of Neurocrine Biosciences, Inc. from January 2001 through September 2006, and as a Senior Advisor to Neurocrine from September 2006 through April 2007. Neurocrine Biosciences, Inc. is a publicly traded company engaged in pharmaceutical drug development.  Mr. Hawran was employed by SmithKline Beecham (now Glaxo SmithKline) from July 1984 to May 1993, most recently as Vice President and Treasurer.  Prior to joining SmithKline in 1984, he held various financial positions at Warner Communications (now Time Warner) involving corporate finance and financial planning and forecasting. Mr. Hawran earned a B.S. in Finance from St. John's University and an M.S. in Taxation from Seton Hall University. He is a Certified Public Accountant (currently inactive) and is a member of the American Institute of Certified Public Accountants.  We believe Mr. Hawran’s qualifications to sit on our Board of Directors include his executive experience in life sciences industries, his extensive experience in corporate finance and financial planning, his status as a audit committee financial expert within the meaning of Item 407(d)(5) of SEC Regulation S-K and his service on other public company boards and committees.

Marc H. Hedrick, M.D. was appointed President of the Company in May 2004, and joined us as Chief Scientific Officer, Medical Director and Director in October 2002.  In December 2000, Dr. Hedrick co-founded and served as President and Chief Executive Officer and Director of StemSource, Inc., a company specializing in stem cell research and development, which was acquired by the Company in 2002.  He is a plastic surgeon and is a former Associate Professor of Surgery and Pediatrics at the University of California, Los Angeles (UCLA).  From 1998 until 2005, he directed the Laboratory of Regenerative Bioengineering and Repair for the Department of Surgery at UCLA.  Dr. Hedrick earned his M.D. degree from University of Texas Southwestern Medical School, Dallas and an M.B.A. from UCLA Anderson School of Management.  Dr. Hedrick’s qualifications to sit on our Board of Directors include his experience as a general, vascular and plastic surgeon; his academic appointments and achievements in the life sciences; his executive and managerial experience in stem cell research and scientific product, and his foundational knowledge, experience and contributions to the specific technology and operations of our company.   In addition, Dr. Hedrick has extensive global experience and familiarity with the cell therapy and regenerative medical industry.

Ronald D. Henriksen joined us as a Director in October 2002, was appointed Chairman of the Board in April 2007 and retired from the Chairmanship in April 2011, remaining a Director.  Mr. Henriksen was previously a board member of our predecessor, StemSource, Inc., and has more than 40 years of experience in healthcare, pharmaceutical, biotechnology and consulting and venture capital industries.  Mr. Henriksen has served as Chief Executive Officer of Twilight Ventures, LLC since 2001, and in 2002, he founded EndGenitor Technologies, Inc., an adult stem cell company, where he has served as President and CEO since 2002.  In 2007, Mr. Henriksen retired from the Board of Directors of QLT, Inc. Canada’s largest biopharmaceutical company, after ten years of service as a director.    For 23 years, Mr. Henriksen was employed by Eli Lilly & Company and served in a variety of marketing, financial and international management positions.  In 1987, Mr. Henriksen became Eli Lilly & Company’s first Director of Corporate Business Development and served in that position until 1993.  Mr. Henriksen was President/CEO of Khepri Pharmaceuticals, a biotechnology company, from 1993 to 1995, and from 1996 to 1998 was CEO of Itasca Ventures, LLC.  From 1998 until 2002 Mr. Henriksen was President of the Advanced Research & Technology Institute of Indiana University. Mr. Henriksen also served on the Board of Directors of StemSource, Inc., which was acquired by the Company in 2002. He received his B.S. in Industrial Administration from Iowa State University in 1961 and an M.B.A. from Harvard Business School in 1967. Mr. Henriksen also served as an officer in the U.S. Navy from 1961 to 1965.  Mr. Henriksen’s qualifications to sit on our Board of Directors include his more than 40 years of experience in healthcare, pharmaceutical, biotechnology and consulting and venture capital industries, and his service as a director on both private and public company boards and committees.

E. Carmack Holmes, M.D. joined the Company as Director in August 2003. Dr. Holmes served as the Surgeon-in-Chief of the University of California Los Angeles (UCLA) Medical Center and held the position of William P. Longmire, Jr. Professor and Chairman, Department of Surgery, UCLA School of Medicine, from 1994 to 2004. He joined UCLA in 1973 and has held professorial positions in the Divisions of Cardiothoracic Surgery and Surgical Oncology for over 30 years.   He served as Vice-Chairman for five years prior to holding the positions of Chairman and Surgeon-in-Chief.    He also founded and served as Director of the Wunderman Foundation Cell Growth Regulation Program.   Dr. Holmes is the recipient of numerous awards and grants and professional memberships including the American Surgical Association, the American College of Surgeons and the Association for Academic Surgeons. He has authored 250 medical publications throughout his career and has been an internationally invited lecturer for over 25 years. His surgical training was conducted at Johns Hopkins University and the National Cancer Institute at the National Institutes of Health (NIH). Dr. Holmes also served on the Board of Directors of StemSource, Inc. which was acquired by the Company in 2002. Dr. Holmes graduated from Duke University and holds an M.D. from the University of North Carolina Medical School.  Dr. Holmes’s qualifications to sit on our Board of Directors include his medical and academic experience at a prominent institution, his experience with stem cell research and his prominent status as a surgeon, author and international lecturer.

David M. Rickey has served as a Director of the Company since November 1999.  Mr. Rickey was President and Chief Executive Officer of Applied Micro Circuits Corporation (AMCC), which provides high-performance, high-bandwidth silicon solutions for optical networks, from February 1996 to March 2005.  Mr. Rickey served on the Board of Directors of AMCC from February 1996 to March 2005, and as its Chairman of the Board from August 2000 to March 2005. Mr. Rickey also served as a Director of AMI Semiconductor, Inc. from 2000 to 2006 and was a Director of Netlist, Inc from 2005 to 2008.  He holds a B.S. from Marietta College, a B.S. from Columbia University and an M.S. from Stanford University.  Mr. Rickey’s qualifications to sit on our Board of Directors include his extensive executive experience, and his service on other public company boards and committees.

    Tommy G. Thompson joined us as a Director in April 2011.  Mr. Thompson has been a partner in the law firm of Akin Gump Strauss Hauer & Feld since March 2005.  He served as U.S Department of Health and Human Services Secretary from January 2001 to January 2005, and was Governor of Wisconsin from November 1986 to January 2001.  Mr. Thompson has been Chairman of the Board of Logistics Health, Inc. since January 2011, having been President from February 2005 to January 2011.  Mr. Thompson has served as a Director of C.R. Bard since August 2005; a Director of CareView Communications, Inc. since July 2005; a Director of Centene Corporation since April 2005 and a Director of United Therapeutics Corporation since February 2010.  He also served as Chairman of the Board of AGA Medical Corporation from July 2005 to November 2010.  He is a recipient of the prestigious Horatio Alger Award and has served as chairman of the National Governors’ Association, the Education Commission of the States, and the Midwestern Governors’ Conference. Mr. Thompson received both his B.S. and his J.D. from the University of Wisconsin-Madison and also served in the Wisconsin National Guard and the Army Reserve.  Mr. Thompson’s qualifications to sit on our Board of Directors include his significant experience in the healthcare industry both as a public official and in the private sector; his advocacy of innovative solutions to health care challenges, and his service on other public company boards and committees.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES TO THE BOARD OF DIRECTORS NAMED ABOVE.

PROPOSAL #2.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and has further directed that we submit the selection of the independent registered public accounting firm for ratification by our stockholders at the Annual Meeting.  KPMG was our independent registered public accounting firm for the fiscal year ended December 31, 2010.  The selection of the independent registered public accounting firm is not required to be submitted for stockholder approval.  However, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of KPMG. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that the change would be in the Company’s best interests.

Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Additional information concerning the Audit Committee and KPMG can be found in the “Audit Matters” section of this Proxy Statement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

PROPOSAL #3

APPROVAL OF THE COMPANY’S 2011 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, the stockholders will be asked to approve the Cytori Therapeutics, Inc. Employee Stock Purchase Plan (the “Purchase Plan”).  The Purchase Plan authorizes the issuance of up 500,000 shares of the Company’s Common Stock (subject to adjustment for certain changes in the capital structure of the Company).

The Board of Directors believes that the Purchase Plan benefits the Company and its stockholders by providing its employees with an opportunity through payroll deductions to purchase shares of Common Stock that is helpful in attracting, retaining, and motivating valued employees.  To provide an adequate reserve of shares to permit the Company to continue offering employees a stock purchase opportunity, the Board of Directors has adopted the Purchase Plan, subject to stockholder approval.

Summary of the Purchase Plan

The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which appears as Appendix A to this Proxy Statement.

General.  The Purchase Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Code.  Each participant in the Purchase Plan is granted at the beginning of each offering under the plan (an “Offering”) the right to purchase through accumulated payroll deductions up to a number of shares of the Common Stock of the Company (a “Purchase Right”) determined on the first day of the Offering.  The Purchase Right is automatically exercised on each purchase date during the Offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date.

Shares Subject to Plan.  A maximum of 500,000 shares of the Company’s authorized but unissued or reacquired shares of Common Stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company.  If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right will again be available for issuance under the Purchase Plan.

Administration.  The Purchase Plan is administered by the Compensation Committee of the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the “Committee”).  Subject to the provisions of the Purchase Plan, the Committee determines the terms and conditions of Purchase Rights granted under the plan.  The Committee will interpret the Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the Purchase Plan or any Purchase Right.  If at any time there is no committee of the Board then authorized or properly constituted to administer the Purchase Plan, the Board shall exercise all of the powers of the Committee.  The Purchase Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the plan.

Eligibility.  Any employee of the Company or of any present or future parent or subsidiary corporation of the Company designated by the Committee for inclusion in the Purchase Plan is eligible to participate in an Offering under the plan so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year.  However, no employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is eligible to participate in the Purchase Plan.  As of  March 31, 2011, approximately 127 employees, including  10 executive officers, would be eligible to participate in the Purchase Plan were it then in effect.

Offerings.  Generally, each Offering under the Purchase Plan will be for a period of six months (an “Offering Period”) commencing on such dates designated by the Committee.  The Committee may establish a different term for one or more Offerings, not to exceed 27 months, or different commencement or ending dates for any Offering Period.

Participation and Purchase of Shares.  Participation in an Offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the “Offering Date”).  Payroll deductions may not exceed 15% (or such other rate as the Committee determines) of an employee’s compensation on any payday during the Offering Period.  An employee who becomes a participant in the Purchase Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.

Subject to any uniform limitations or notice requirements imposed by the Company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering.  Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares.  Once a participant withdraws from an Offering, that participant may not again participate in the same Offering.

Subject to certain limitations, each participant in an Offering is granted a Purchase Right equal to the lesser of (1) a that number of whole shares determined by dividing the “Dollar Limit” by the fair market value of a share of Common Stock on the Offering Date and (2) the “Share Limit.”  For this purpose, the “Dollar Limit is determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounded to the nearest whole dollar.  The “Share Limit” is equal to 500 multiplied by the number of months (rounded to the nearest whole month) in the Offering Period and rounded to the nearest whole share.   However, no participant may purchase shares of Common Stock under the Purchase Plan or any other employee stock purchase plan of the Company having a fair market value exceeding $25,000 in for each calendar year (measured by the fair market value of the Company’s Common Stock on the first day of the Offering Period in which the shares are purchased) in which a Purchase Right is outstanding at any time.  Purchase Rights are nontransferable and may only be exercised by the participant.

On the last day of each Offering Period (a “Purchase Date”), the Company issues to each participant in the Offering the number of shares of the Company’s Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the Offering Period by the purchase price, limited in any case by the number of shares subject to the participant’s Purchase Right for that Offering.  The price at which shares are sold under the Purchase Plan is established by the Committee but may not be less than 90% of the lesser of the fair market value per share of Common Stock on the Offering Date or on the Purchase Date.  The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the national or regional securities exchange or quotation system constituting the primary market for the shares.  On March 31, 2011, the closing price per share of Common Stock was $7.82.  Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of Common Stock, in which case the remaining amount may be applied to the next Offering Period.

Change in Control.  The Purchase Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor, or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock, (ii) the sale, exchange or transfer of all or substantially all of the assets of the Company, (iii) certain mergers or consolidations in which the Company is a party, or (iv) a liquidation or dissolution of the Company.  If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may assume the Company’s rights and obligations under the Purchase Plan.  However, if such corporation elects not to assume the outstanding Purchase Rights, the Purchase Date of the then current Offering Period will be accelerated to a date before the Change in Control specified by the Committee.  Any Purchase Rights that are not assumed or exercised prior to the Change in Control will terminate.

Termination or Amendment.  The Purchase Plan will continue until terminated by the Committee.  The Committee may at any time amend or terminate the Purchase Plan, except that the approval of the Company’s stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the definition of the corporations which may be designated by the Committee as corporations the employees of which may participate in the Purchase Plan.

Summary of United States Federal Income Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan.  The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition.  If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price.  Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss.  If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date).  Any additional gain recognized by the participant on the disposition of the shares is a capital gain.  If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.  If the participant owns the shares at the time of the participant’s death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant’s death.

A capital gain or loss will be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less.  Currently, long-term capital gains are generally subject to a maximum tax rate of 15%.

If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.  In all other cases, no deduction is allowed the Company.

New Plan Benefits

Because benefits under the Purchase Plan will depend on employees’ elections to participate and the fair market value of the Company’s Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Purchase Plan is approved by the stockholders.  Non-employee directors are not eligible to participate in the Purchase Plan.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires a number of votes “For” the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

The Board of Directors believes that the opportunity to purchase shares under the Purchase Plan is important to attracting and retaining qualified employees essential to the success of the Company, and that stock ownership is important to providing such persons with an incentive to perform in the best interest of the Company and its stockholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE PURCHASE PLAN.

PROPOSAL #4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Our compensation programs are designed to reward our named executive officers for the achievement of short–term and long-term strategic and operational goals and the achievement of increased stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.  Stockholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement for a more detailed discussion of how our compensation programs reflect our core objectives.

The following highlights key aspects of executive compensation with respect to our named executive officers in fiscal year 2010:

1.	A significant percentage of total compensation for our named executive officers is variable and tied to achievement of general Company objectives and individual executives’ objectives.

2.	The Company grants long-term equity awards that distinctly align the interests of our executives with those of our stockholders; and

3.	Our compensation programs were reviewed by the Compensation Committee and determined not to create inappropriate or excessive risk that is likely to have a material adverse effect on the Company.

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives.  Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that Cytori Therapeutics, Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.”

The say on pay vote is advisory, and therefore not binding on the Board.  Although the vote is non-binding, the the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION.

PROPOSAL #5

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, which we refer to as an advisory vote on executive compensation.  By voting on Proposal #5, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years.  Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Company and therefore our Board recommends that you vote for a three-year interval for advisory vote on executive compensation.  In determining to recommend that stockholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our stockholders with sufficient time to evaluate the effectiveness of overall compensation philosophy, policies and practices in the context of business results for the corresponding longer period, while avoiding over-emphasis on short term variations in compensation and business results.  An advisory vote occurring once every three years will also permit our stockholders to observe and evaluate the impact of any changes in our executive compensation policies on our performance.

Because your vote is advisory, it will not be binding upon the Board.  However, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory say on pay vote on the compensation of our named executive officers.  The choice of frequency that receives the highest number of “FOR” votes will be considered the advisory vote of the stockholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION ON A TRIENNIAL BASIS.

CORPORATE GOVERNANCE

The Board of Directors held ten meetings and action was taken via unanimous written consent three times during 2010.  The Audit Committee met six times and took action via unanimous written consent two times; the Compensation Committee met seven times and took action via unanimous written consent two times; the Governance and Nominating Committee met six times; the Joint Audit Committee and Compensation Committee met once; the Special Pricing Committee met two times; And the Executive Committee took action via unanimous written consent once.

Each member of the Board of Directors attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees of the Board of Directors on which such member served, during the period of such member’s service.

Board Independence

The Board of Directors has determined that Messrs. Henriksen, Hawkins, Hawran, Rickey, Dean, Thompson, and Dr. Holmes are “independent” under the rules of the Nasdaq Stock Market.  Under applicable SEC and the NASDAQ rules, the existence of certain “related person” transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board that the director is independent.

Board of Directors Leadership Structure

Our bylaws and governance principles provide the Board of Directors with the flexibility to combine or separate the positions of Chairman and Chief Executive Officer in the future.  Historically, these positions have been separate.  Our Board believes that the separation of these positions strengthens the independence of our Board and allows us to have a Chairman focused on the leadership of the Board while allowing our Chief Executive Officer to focus more of his time and energy on managing our operations.  The Board currently believes this structure works well to meet the leadership needs of the Board and of the company.  Christopher Calhoun, our Chief Executive Officer, has deep industry expertise and is able to devote substantial time to the company, and our Chairman is able to devote greater focus on longer term and strategic matters, and to provide related leadership to the Board.  As a result, we do not currently intend to combine these positions; however a change in this leadership structure could be made if the Board of Directors determined it was in the best long-term interests of stockholder based upon a departure of either our Chief Executive Officer or Chairman.  For example, if the two roles were to be combined, we believe that the independence of the majority of our directors, and the three fully independent Board committees, would provide effective oversight of our management and the company.

The Board’s Role in Risk Oversight

The Board’s role in risk oversight includes assessing and monitoring risks and risk management.  The Board reviews and oversees strategic, financial and operating plans and holds management responsible for identifying and moderating risk in accordance with those plans.  The board fulfills its risk oversight function by reviewing and assessing reports from members of management on a regular basis regarding material risks faced by the Company and applicable mitigation strategy and activity, not less than quarterly.  The reports cover the critical areas of operations, sales and marketing, development, regulatory and quality affairs, intellectual property, clinical development, legal and financial affairs.  The Board and its Committees (described below) consider these reports; discuss matters with management and identify and evaluate any potential strategic or operational risks, and appropriate activity to address those risks.

Board Committees

The Board of Directors has standing Audit, Compensation, Executive, and Governance and Nominating Committees, and a Special Pricing Committee that is chartered from time to time (usually for less than a year) to evaluate certain types of transactions (such as significant stock issuances).  All members of the Compensation Committee, Audit Committee, Special Pricing Committee and Governance and Nominating Committee are independent directors.

Compensation Committee.

The Compensation Committee consists of David M. Rickey (Chairman), Ronald D. Henriksen Paul W. Hawran and Richard J. Hawkins, who joined the Committee in January 2011. Each of these members is independent as defined by NASDAQ, a “Non-Employee Director” as defined by rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended, and an “outside director” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Committee Chairman is responsible for setting the Committee’s calendar and meeting agenda.

The Compensation Committee is responsible for developing and implementing compensation programs for our executive officers and other employees, subject only to the discretion of the full Board.  More specifically, our Compensation Committee establishes base salary rates for each of the Company’s officers, and administers our Amended and Restated 1997 Stock Option and Stock Purchase Plan, our 2004 Equity Incentive Plan, and our Executive Management Incentive Compensation Plan.  This Committee establishes the compensation and benefits for our Chief Executive Officer and other executive officers, and annually reviews the relationship between our performance and our compensation policies as well as assessing any risks associated with our compensation policies.    In addition, this Committee reviews and advises the Board concerning regional and industry-wide compensation practices and trends in order to assess the adequacy of our executive compensation programs.  The charter of the Compensation Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytori.com.

The Compensation Committee has delegated to our CEO the authority to award stock option grants to non-executive employees from a pool of stock options set aside by the Committee from time to time.  Any grant made from such pool to a non-executive employee may not exceed 16,000 shares and all of the grants shall have an exercise price equal to 100% of our Common Stock’s fair market value on the grant date.  We have a written policy that addresses the dates on which it is appropriate to grant such options.  In addition, Mr. Calhoun:

•	Makes recommendations to the Committee regarding the base salary, bonus and stock option award levels for our other executive officers; and

•
Provides an annual recommendation to the Committee regarding overall Company performance objectives for the year and the individual performance objectives of each of our executive officers with respect to our Executive Management Incentive Compensation Plan, and reports to the Committee on the satisfaction of each such objective.

Mr. Calhoun attends some of the meetings of the Committee upon invitation, but does not participate in the executive sessions of the Committee.

Audit Committee.  During 2010, Mr. Hawran (chairman), Mr. Henriksen, Mr. Hawkins and Mr. Rickey were the members of our Audit Committee. Mr. Rickey resigned from the Committee in March 2010 and rejoined the Committee in January 2011, replacing, Mr. Hawkins.  The Audit Committee is comprised solely of independent directors, as defined by NASDAQ.  The Board of Directors has determined that Mr. Hawran is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K.  The charter of the Audit Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytori.com.

The Audit Committee selects our auditors, reviews the scope of the annual audit, approves the audit fees and non-audit fees to be paid to our auditors, and reviews our financial accounting controls with the staff and the auditors.  The Audit Committee is also charged with review and oversight of management’s enterprise risk management assessment.

    Governance and Nominating Committee.  Mr. Henriksen, Mr. Hawkins, Mr. Hawran and Dr. Holmes comprised  the members of our Governance and Nominating Committee in 2010.  In January 2011 Mr. Henriksen and Mr. Hawran were replaced on the Committee by Mr. Dean, and Mr. Hawkins became the chairman of the Committee.  The Governance and Nominating Committee is comprised solely of independent directors, as defined by NASDAQ.  The Governance and Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board, evaluates the effectiveness of the Board and its serving members, and recommends the structure, responsibility and composition of the committees of the Board.  The Committee is also responsible for recommending guidelines and policies for corporate governance for adoption by the Board, and for evaluating and making recommendations to the Board with respect to the compensation of the non-employee directors of the Board.  The charter of the Governance and Nominating Committee has been established and approved by the Board of Directors, and a copy of the charter has been posted on our website at www.cytori.com.

Executive Committee.  Mr. Henriksen and Mr. Calhoun are the members of our Executive  Committee.  The Executive Committee evaluates and approves or rejects corporate expenditures equal to or greater than $250,000 up to a single transaction maximum of $1,000,000, with certain additional budgetary guidelines.

DIRECTOR NOMINATIONS

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Governance and Nominating Committee seeks candidates with a broad diversity of experience, skills, professions, and backgrounds.  The criteria include the candidate’s integrity, business acumen, commitment, reputation among our various constituencies and communities, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.  There are no other pre-established qualifications, qualities or skills at this time that any particular Director nominee must possess and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.   The Governance and Nominating Committee does not assign specific weights to particular criteria, nor has it adopted a particular policy.  Rather, the Board of Directors believes that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.  The goal of the Governance and Nominating Committee is to assemble a Board of Directors that brings to our company a variety of skills derived from high quality businesses and professional experience.  The Committee seeks to insure that at least a majority of the directors are independent under NASDAQ rules, and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the NASDAQ rules, and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

Stockholder Nominees.  The Governance and Nominating Committee is responsible for the consideration of any director candidates recommended by security holders, provided such nominations are made pursuant to the Company’s by-laws and applicable law.  The Committee does not have a specific protocol with regard to the consideration of any director candidates recommended by security holders, because no such candidates have ever been proposed.  However, any recommendations received from the security holders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated.  Any such nominations should be submitted to the Governance and Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) other appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted no later than the deadlines described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2012 Annual Meeting” below.

STOCKHOLDER COMMUNICATION WITH THE BOARD

The Board of Directors has appointed Paul W. Hawran as Chairman of the Audit Committee. In addition, he is a member of the Compensation Committee and is responsible for facilitating compliance with our Code of Business Conduct and Ethics. Stockholders and other parties interested in communicating directly with Mr. Hawran or with the non-management directors as a group may do so by writing to Paul W. Hawran, 3020 Callan Road, San Diego, CA  92121, USA.  If the communication so requests and Mr. Hawran determines that it is appropriate to do so, he will share the communication with the entire Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Rickey (Chairman), Hawkins, Henriksen and Hawran, each of whom is an independent director and none of whom is a current or former employee of the Company. During 2010, none of our executive officers served as a director or member of the Compensation Committee or any Board committee performing equivalent functions for another entity that has one or more executive officers serving on our Board of Directors.

CODE OF ETHICS

We have adopted a code of business conduct and ethics that applies to all officers and employees, including our principal executive officer, principal financial officer and controller. This code of business conduct and ethics has been posted on our website at www.cytori.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our Common Stock as of March 31, 2011 (or earlier date for information based on filings with the SEC) by (a) each person known to us to own more than 5% of the outstanding shares of the Common Stock, (b) each director and nominee for director, (c) our Chief Executive Officer, Chief Financial Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.  A total of 52,134,367 shares of our common stock were issued and outstanding as of March 31, 2011.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Owned (2)	Number of Shares of Common Stock Subject to Options/Warrants Exercisable Within 60 Days (3)	Total Number of Shares of Common Stock Beneficially Owned (4)	Percent Ownership

Olympus Corporation Shinjuku Monolith, 3-1 Nishi- Shinjuku 2-Chome, Shinjuku-ku, Tokyo 163-0914, Japan	4,013,043	705,980	4,719,023	9.00%
Green Hospital Supply, Inc. 3-20-8 Kasuga Suita-City Osaka 565-0853, Japan	3,000,000		3,000,000	5.80%
BlackRock, Inc.(5) 40 East 52nd Street New York, NY 10022	2,650,284		2,650,284	5.10%
Christopher J. Calhoun	170,225	930,517	1,100,742	2.10%
Marc H. Hedrick, MD	496,888	581,455	1,078,343	2.10%
Mark E. Saad	116,000	500,937	616,937	1.20%
Seijiro N. Shirahama	42,025	388,123	430,148	*
Douglas Arm, Ph.D.	16,750	146,874	163,624	*
David M. Rickey	201,921	135,000	336,921	*
Ronald D. Henriksen	58,092	331,625	389,717	*
E. Carmack Holmes, MD	24,401	210,000	234,401	*
Paul W. Hawran	66,610	160,000	226,610	*
Richard J. Hawkins	10,085	85,000	95,085	*
Lloyd H. Dean	21,000		21,000	*
All executive officers and directors as a group (11)	1,223,997	3,469,531	4,693,528	8.40%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares as of March 31, 2011.
(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Cytori Therapeutics, Inc., 3020 Callan Road, San Diego, CA 92121.
(2)	Represents shares of outstanding common stock owned by the named parties as of March 31, 2011.
(3)
Shares of common stock subject to stock options or warrants currently exercisable or exercisable within 60 days of March 31, 2011 are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person.

(4)
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days.

(5)
Information reported is based on a Schedule 13G as filed with the Securities and Exchange Commission on February 14, 2011. According to the Schedule 13G, BlackRock, Inc. has (i) sole power to vote or to direct the vote of 2,650,284 shares;; and  (ii) sole power to dispose or to direct the disposition of 2,650,284 shares

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2010, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements described herein and as otherwise set forth below.

Related Person Transactions

During the year ended December 31, 2010 we recognized $583,000 in product revenues, related party, from our sales transactions through our distribution partner, Green Hospital Supply, Inc.  As of December 31, 2010, Green Hospital, Inc. was a beneficial owner of more than 5% of our outstanding shares of common stock.

During the year ended December 31, 2010, we incurred approximately $253,000 in royalty costs in connection with our sales of our Celution® 800/CRS System products to the European and Asia-Pacific reconstructive surgery market, pursuant to our License and Royalty Agreement with the Olympus – Cytori, Inc. Joint Venture.  During the year ended December 31, 2010, we chose to contribute $330,000 to the Olympus – Cytori, Inc. Joint Venture, though we were under no obligation to do so.  During the fourth quarter of 2010, partial development was completed on the Joint Venture’s Celution System ® to be used for research purposes only.  Although not yet available for commercial sale, the Joint Venture sold systems to Cytori for use in an upcoming clinical trial.  As of December 31, 2010 Olympus Corporation was a beneficial owner of more than five percent of our outstanding shares of common stock.

Procedures for Approval of Related Person Transactions

The Governance and Nominating Committee of the Board of Directors is responsible for reviewing and approving most material transactions with related persons.  However, in certain cases, transactions have been approved by the full Board of Directors, the Audit Committee, or some other committee consisting of all independent directors, as the case may be.  In general, transactions with holders of our securities covered by Item 403(a) of Regulation S-K will be reviewed and approved by our full Board of Directors, so long as none of our directors or executive officers or their family members have a material interest in such transaction.  Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members.  This obligation is set forth in writing in our Governance and Nominating Committee Charter. A copy of the Governance and Nominating Committee Charter is available at www.cytori.com under Investor Relations – Corporate Governance.

To identify related person transactions, each year we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest.  We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with the interests of the Company. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Compliance Officer or the Chairman of the Governance and Nominating Committee.

We expect our directors, officers and employees to act and make decisions that are in the Company’s best interests and encourage them to avoid situations which present an actual or perceived conflict between our interests and their own personal interests.   Exceptions are only permitted in the reasonable discretion of the Board of Directors or the Corporate Governance and Nominating Committee, consistent with the best interests of the Company.  In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal obligations of, any director or officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons or entities who own more than ten percent of our common stock, to file with the SEC reports of beneficial ownership and changes in beneficial ownership of our common stock.  Those directors, officers, and stockholders are required by regulations to furnish us with copies of all forms they file under Section 16(a).  Based solely upon a review of the copies of such reports furnished to us and written representations from such directors, officers, and stockholders, we believe that all such reports required to be filed during 2010 or prior fiscal years were filed on a timely basis.

EXECUTIVE OFFICERS

Biographical Information

The following table sets forth biographical information regarding our named executive officers as of March 31, 2011 (the ages shown are as of August 16, 2011).

Name	Age	Position(s)

Christopher J. Calhoun	45	Chief Executive Officer
Marc H. Hedrick, MD	49	President
Mark E. Saad	41	Chief Financial Officer
Seijiro N. Shirahama	57	President — Asia Pacific
Douglas Arm, Ph.D.	42	Sr. Vice President — Operations

See “Proposal No. 1 Election of Directors” for biographical information regarding Mr. Calhoun and Dr. Hedrick.

Mark E. Saad joined us as Chief Financial Officer in June 2004. Previously, Mr. Saad served as Chief Operating Officer of UBS, Healthcare Investment Banking, New York, where he was responsible for global investment banking operations. Upon joining UBS in 1999, Mr. Saad served as Director/Executive Director covering life sciences sectors - biotechnology and medical devices.  Prior to joining UBS, he held the position of Financial Analyst/Associate with Salomon, Smith Barney, Healthcare Investment Banking, New York, where he managed public and private transactions. Mr. Saad holds a B.A. from Villanova University, Philadelphia, PA.

Seijiro N. Shirahama was appointed President – Asia Pacific in November 2007.  He had served as Senior Vice President – Asia Pacific since November 2006, and as Vice President – Asia Pacific, from September 2002 to November 2006. Prior to that, from May 1999 to August 2002, he was President of Touchmetrics K.K., a diagnostic ultrasound firm. He held executive positions with Bristol-Myers Squibb K.K. from April 1997 to October 1998, and from March 1995 until March 1997, was the General Manager for Baxter Biotech Group in Tokyo, Japan. Mr. Shirahama holds a B.A. from Kanagawa University in Yokohama, Japan and an M.A. from the University of San Francisco.

Douglas Arm, PhD was appointed Sr. Vice President, Operations in April 2009, and previously served as Vice President of Development – Regenerative Cell Technology since February 2005. Prior to joining us, Dr. Arm spent more than eight years at Interpore Cross International, the last several years as Director of Biologics Research. Before joining Interpore, he completed a post-doctoral fellowship with Dr. Arnold Caplan at the Skeletal Research Center at Case Western Reserve University, examining various aspects of mesenchymal stem cells. Dr. Arm earned his B.S. in Biomedical Engineering from Johns Hopkins University, followed by his Ph.D. in Bioengineering from the University of Washington.

Compensation Discussion and Analysis

Compensation Philosophy for the Named Executive Officers

The Company’s compensation programs for our officers are established by the Compensation Committee of the Board of Directors. The Committee believes that our compensation policy should align the financial interests of our executives with those of our stockholders. A key to creating this alignment is placing a substantial amount of executive compensation at risk based upon both the short-term and long-term performance of the Company, while discouraging any short-sighted risk-taking behavior.  The Committee also seeks to maintain compensation programs that will retain the executives we have, and attract the executives we may need.

Executive Compensation

In the process of determining compensation for our CEO and other named executive officers (“NEO’s”), the Compensation Committee considers the current financial position of the Company, the strategic goals of the Company and the performance of our executives.  The Committee also benchmarks the various components (described below) of our compensation program for executives to compensation paid by other public companies in our defined peer group, compensation data from Radford Global Life Sciences Survey, and recommendations from our CEO (other than for his own salary).  From time to time the Committee engages the services of outside compensation consultants. The Committee has the sole authority to select, compensate and terminate its external advisors.

The Committee utilizes the following components of compensation (described further below) to strike an appropriate balance between promoting sustainable and excellent performance and discouraging any inappropriate short-sighted risk-taking behavior:

•	Base Salary;
•	Annual short-term performance–based cash incentives (The Executive Management Incentive Plan);
•	Long-term equity compensation;
•	Personal benefits and perquisites; and
•	Change in control and severance agreements.

Base Salary

In determining base salary for our executives the Committee considers the factors mentioned above, but base salaries are also designed to account for internal equity, length and depth of experience, the complexity and importance of roles and responsibilities, and reporting relationships.

    In October 2009, the Committee benchmarked each executive’s base salary and target bonus to the comparable positions in the 2009 Radford Global Life Sciences Survey, generally targeting the 50th – 60th percentile.  The Committee also reviewed each executive’s performance in relation to the 2009 Executive Management Incentive Compensation Plan (see further discussion below) and the salary history for each of the executives.  The Committee noted that because of the financial position of the Company, Mr. Calhoun, Dr. Hedrick and Mr. Saad had not had a salary increase since the fall of 2006, and the other officers’ (with the exception of Dr. Arm who was promoted in 2009) base salaries were frozen at 2008 level.  Based on the Committee’s review of the various factors mentioned above, the Committee adjusted the base salary of the executives as follows:  Mr. Calhoun was increased from $420,000 to $436,800; Dr. Hedrick was increased from $365,000 to $379,600; Mr. Saad was increased from $350,000 to $364,000; and Mr. Shirahama was increased from $260,000 to $275,600,  Mr. Shirahama’s salary is set at the level considered appropriate by the Committee based upon the review and benchmarking noted above, but is subject to fluctuation as a result of the Company’s recognition of any foreign currency gain or loss.  (See Summary Compensation Table below for Mr. Shirahama’s 2010 actual compensation as recognized by the Company.)  Dr. Arm’s salary had been increased to $275,000 upon his earlier promotion to Senior Vice President of Operations.

In October 2010, the Committee engaged J. Thelander Consulting to assist it in reviewing our executives’ base salary, target bonus level and long-term equity compensation.  J. Thelander Consulting is an independent provider of executive compensation advisory services with no legal or financial connection to any other service provider.

The Committee, working with Thelander Consulting, identified two peer groups of US public companies and reviewed benchmark data from their most recently filed proxy statements.  The first peer group selected consisted of companies similar in size to us, which we defined as having a market capitalization of $200 million to $300 million and in the biotechnology sector.  Those companies consisted of:

Company	Market Capitalization
Osiris Therapeutics, Inc.	$207.9 Million
BioCryst Pharmaceuticals, Inc.	$211.1 Million
Dyax Corp	$220.4 Million
Novavax, Inc.	$221.2 Million
AVEO Pharmaceuticals, Inc.	$267.7 Million
QLT, Inc.	$299.0 Million

The second peer group selected consisted of US public companies in our industry with similar or larger market capitalization.  Those companies consisted of:

Company	Market Capitalization
Osiris Therapeutics, Inc.	$207.9 Million
Immunomedics, Inc	$220.5 Million
BioMemetic Therapeutics, Inc.	$269.4 Million
Ligand Pharmaceuticals, Inc.	$360.4 Million
Micrus Endovascular Corporation	$387.9 Million
Ardea Biosciences.	$462.2 Million
Alkermes	$1.40 Billion
Medicus Pharmaceutical Corp	$1.80 Billion

After review of the benchmark data, discussion of each executive’s performance, with input from Mr. Calhoun (except for his own performance), the Committee made the following adjustments to base salaries (target bonus % remained unchanged from the prior year):

	2009/2010 Base Salary	2010/2011 Base Salary	Target Bonus %
Mr. Calhoun	$436,800	$454,272	50%
Dr. Hedrick	$379,600	$394,784	40%
Mr. Saad	$364,000	$378,560	35%
Mr. Shirahama (1)	$275,600	$290,000	25%
Dr. Arm	$275,000	$286,000	25%

(1)           Mr. Shirahama’s salary is set at the level considered appropriate by the Committee based upon the review and benchmarking noted above, but is subject to fluctuation as a result of the Company’s recognition of any foreign currency gain or loss.  (See Summary Compensation Table below for Mr. Shirahama’s 2010 actual compensation as recognized by the Company.)

Executive Management Incentive Compensation Plan

Our Compensation Committee adopted the Cytori Therapeutics Executive Management Incentive Compensation Plan (EMIC) to increase the performance-based component of our executives’ compensation by linking their bonus payments to achievement of shorter-term performance goals.  Target bonuses are reviewed annually and established as a percentage of the executive’s base salary, generally based upon seniority of the officer and targeted at or near the median of the peer group and survey data described above. Each year the Committee establishes corporate and individual objectives and respective target percentages, taking into account recommendations from Mr. Calhoun as it relates to executive positions other than CEO.  Objectives for Mr. Calhoun are set by the Committee to align with the overall corporate objectives.  After fiscal year-end Mr. Calhoun provides the Committee with a written evaluation showing actual performance as compared to the objectives, and the Committee uses that information, along with the overall corporate performance, to determine what percentage of each executive’s bonus target will be paid out as a bonus for that year.   Overall, we attempt to set the corporate and individual functional goals to be highly challenging yet attainable.  Our corporate financial objectives are intended to be more difficult to achieve than our actual expected results, such that their attainment would require exceptional performance and dedication from our management team.

For 2010, the general Company objectives were determined by the Committee to weight as a possible maximum of 50% of the overall target bonus amounts, and those objectives were determined to be:

o	Financial, Business Development and Legal Objectives
o	Structure and finalize secondary offering/PIPE/Loan
o	Complete or have definitive term sheet for collaborative partnership
o	End 2010 with two years of cash
o	Commercial and Operational Objectives
o	Achieve specified revenue target
o	Clinical and Regulatory Objectives
o	Achieve either US FDA 510k or define and negotiate FDA CRS clinical trial and/or PMA
o	Prepare and begin pivotal EU trials for a CV application
o	Research & Development and Manufacturing Objectives
o	Complete specified product development milestones
o	Develop SOPs/products to complete a “StemSource Tissue Bank” platform
o	Expand patent and trademark protection for products, composition and mechanism.

The individual executives’ objectives expanded upon their particular function in the overall Company objectives and were also weighted as 50% of the target bonus amount.  Reflecting the executives’ overall responsibility for corporate performance, Mr. Calhoun’s individual objectives were the same as the overall Company objectives.

The 2010 target bonus as a percentage of annual base salary remained at 50% for Mr. Calhoun; 40% for Dr. Hedrick; 35% for Mr. Saad and 25% for Mr. Shirahama and Dr. Arm.

Dr. Hedrick’s overall objectives included:
o	Achieve specified product related revenue target
o	Achieve either US FDA 510k or define and negotiate FDA CRS clinical trial and/or PMA
o	Prepare and begin pivotal EU trials for a CV application

Mr. Saad’s overall objectives included:
o	Structure and finalize secondary offering/PIPE/Loan
o	Complete or have definitive term sheet for collaborative partnership
o	End 2010 with two years of cash
o	Achieve increase in institutional ownership in the Company
o	Achieve additional Wall Street research coverage of two additional analysts
o	Complete Enterprise Risk Management analysis

Mr. Shirahama’s overall objectives included:
o	Achieve Asia Pacific target revenue objective
o	Submit CE Mark file for Celution One with Olympus and JV and begin manufacture
o	Manage Japan operations to budget

Dr. Arm’s overall objectives included:
o	Complete specified product development
o	Develop SOPs/products to complete a “StemSource Tissue Bank” platform
o	Improve COGS for current product offerings and reduce assembly time on other products.
o	Support implementation of Olympus/Cytori JV Quality System and transition Celution One to production

The Compensation Committee, in its January 2011 meeting, evaluated our progress in 2010 as compared to overall Company objectives in the 2010 EMIC Plan.  The Committee evaluated the overall results and then evaluated the progress of each executive officer towards their own functional objectives and the results are tabulated in the table below:

Officer and Position	Target Bonus as a % of Salary	% of Target Bonus Awarded	Bonus Awarded as a % of Salary	Amount of 2010 Bonus Paid in 2011

Christopher J. Calhoun, Chief Executive Officer	50%	76%	38%	$172,623
Marc H. Hedrick, President	40%	73%	29%	$115,277
Mark Saad, Chief Financial Officer	35%	83%	29%	$109,972
Seijiro N. Shirahama, President – Asia Pacific	25%	82%	21%	$87,892	(1)
Douglas Arm, Sr. Vice President – Operations	25%	80%	20%	$57,200
(1)	Mr. Shirahama’s bonus was determined by the Committee as 21% of his base salary in US dollars as set by the Committee.
The amount above reflects foreign currency exchange loss incurred at time of payment..

Long-Term Equity Compensation

We designed our long-term equity grant program to further align the interests of our executives with those of our stockholders and to reward the executives’ longer-term performance.  Historically, the Committee has granted  individual option grant awards. Beginning in 2011, to further increase the emphasis on compensation tied to performance, awards of restricted stock with time and performance based vesting were added as a component of our equity compensation for executives.  The Committee grants stock options or restricted stock  based on its judgment as to whether the complete compensation packages to our executives, including prior equity awards, are sufficient to retain and incentivize the executives and whether the grants balance long-term vs. short-term compensation.  The Committee also considers our overall performance as well as the individual performance of each NEO, and the potential dilutive effect of restricted stock awards, and the dilutive and overhang effect of the option grant awards, and  recommendations from Mr. Calhoun (other than with respect to his own option grants or restricted stock awards).

Our customary practice is to grant long-term equity compensation to the executives at the regularly-scheduled Compensation Committee meeting in the first quarter of the year, or as executive new hires are made or promotions granted.  All stock options are granted with an exercise price equal to 100% of grant-date common stock fair market value and restricted stock is awarded at the fair market value on the date of award.  The Compensation Committee meeting dates are not related to dates for release of Company information.

After the annual review in February 2010, the Compensation Committee granted 150,000 stock options to Mr. Calhoun; 110,000, to Dr. Hedrick; 100,000 to Mr. Saad; 95,000 to Mr. Shirahama, and 50,000 to Dr. Arm.  These grants represented an increase over 2009 grants, reflecting our increased focus on performance-based compensation.  You can find more information regarding these grants by referring to our Grants of Plan-Based Awards table on page 29.

Personal Benefits and Perquisites

All of our executives are eligible to participate in our employee benefit plans, including medical, dental, vision, life insurance, short-term and long-term disability insurance, flexible spending accounts, and 401(k). These plans are available to all full-time employees.  In keeping with our philosophy to provide total compensation that is competitive within in our industry we do offer limited personal benefits and perquisites to executive officers that include supplemental long-term disability insurance.  We also provide a supplemental life insurance policy for Mr. Calhoun.  You can find more information on the amounts paid for these perquisites in our Summary Compensation Table on page 28.

Company Acquisition / Post-Termination Compensation

The Company has entered into individual change of control agreements (the “CIC Agreements”) with Mr. Calhoun, Dr. Hedrick, Mr. Saad, Mr. Shirahama and Dr. Arm.  The CIC Agreements will provide for certain severance benefits to be paid to each of these executives in the event of his involuntary termination without cause, or due to the executive’s resignation for good reason (including the Company’s material breach of its obligations, material reduction in duties, responsibilities, compensation or benefits, or relocation by more than 30 miles without prior consent), provided such termination or resignation occurs in connection with an acquisition of the Company.  Upon such termination or resignation in the event of an acquisition, Mr. Calhoun would receive a lump sum payment of 18 times his monthly base salary, and 18 times his monthly COBRA payments, and Dr. Hedrick, Mr. Saad, Mr. Shirahama and Dr. Arm would each receive a lump sum payment of 12 times their monthly base salary, and 12 times their monthly COBRA payments.  Notwithstanding the foregoing, these executives’ employment may be terminated for cause (including extended disability, repudiation of the CIC Agreement, conviction of a plea of no contest to certain crimes or misdemeanors, negligence that materially harms the company, failure to perform material duties without cure, drug or alcohol use that materially interferes with performance, and chronic unpermitted absence) without triggering an obligation for the Company to pay severance benefits under the CIC Agreements.

In addition, under the CIC Agreements, any unvested stock options granted to each of the above named executives would vest in full upon (1) the date of the executive’s termination under the circumstances described above following entry into an acquisition agreement (subject to the actual consummation of the acquisition) or (2) consummation of an acquisition.

In all events, each executive’s entitlement to the benefits described above is expressly conditioned upon his execution and delivery to the Company of a CIC Agreement and General Release of claims, in the form to be attached to the CIC Agreement.

The executives may voluntarily terminate their employment with the Company at any time. If they voluntarily terminate their employment, they will receive payment for any earned and unpaid base salary as of the date of such termination; accrued but unused vacation time; and benefits they are entitled to receive under benefit plans of the Company, less standard withholdings for tax and social security purposes, through the termination date.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to us by the
NEOs.

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)
Name and Principal Position	Year	Salary		Bonus (1)	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Comp. (3)	Change in Pension Value and NQ Deferred Comp.	All Other Comp-ensation		Total

Christopher J. Calhoun,	2010	$439,713		—	—	$610,980	$172,623	—	—	(5)	$1,223,316
Chief Executive Officer (PEO)	2009	$422,810		—	—	$269,760	$174,720	—	—	(5)	$867,290
	2008	$420,012		—	—	$231,693	—	—	$14,821	(4)	$666,526
Marc H. Hedrick, President	2010	$382,131		—	—	$448,052	$115,277	—	—	(5)	$945,460
	2009	$367,444	(7)	—	—	$202,320	$113,880	—	—	(5)	$683,644
	2008	$384,478	(7)	—	—	$163,548	—	—	$116,985	(6)	$665,011
Mark E. Saad,	2010	$366,428		—	—	$407,320	$109,972	—	—	(5)	$883,720
Chief Financial Officer (PFO)	2009	$352,346		—	—	$188,832	$110,838	—	—	(5)	$652,016
	2008	$350,015		—	—	$149,919	—	—	—	(5)	$499,934
Seijiro N. Shirahama,	2010	$381,931	(8)	—	—	$386,954	$87,892	—	—	(5)	$856,777
President – Asia Pacific	2009	$260,000	(8)	—	—	$175,344	$48,919	—	—	(5)	$484,263
	2008	$260,000	(8)	—	—	$149,919	—	—	—	(5)	$409,919
Douglas Arm, Ph.D.,	2010	$276,833		—	—	$203,660	$57,200	—	—	(5)	$537,693
Sr. Vice President - Operations	2009	$237,119		—	—	$120,419	$58,438	—	—	(5)	$415,976
	2008	$225,004		—	—	$54,516	—	—	—	(5)	$279,250

(1)
Column (d) is used to record non-equity discretionary (non-incentive based) bonuses made to our NEOs.  We did not provide such bonuses in the fiscal years presented; therefore nothing is reflected in this column. Cash bonuses paid under our EMIC Plan are disclosed in column (g).

(2)	This column represents the dollar amount of the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718.
(3)
The amounts in column (g) reflect the cash awards under our  EMIC Plan, which is discussed in further detail in the CD&A under the heading “2010 NEO Compensation – Executive Management Incentive Compensation Plan.”

(4)
All Other Compensation for Mr. Calhoun for 2008 includes supplemental long-term disability insurance premiums ($9,591) and supplemental term life insurance premiums ($3,230), and a tax preparation fee allowance ($2,000).

(5)	Dollar value of the Named Executive Officer’s perquisites and other personal benefits was less than $10,000 for the year reported.
(6)
All Other Compensation for Dr. Hedrick for 2008 includes supplemental long-term disability insurance premiums ($9,035), a tax preparation fee allowance ($2,000), and foreign relocation reimbursement for temporary housing ($51,000), automobile cost reimbursement and personal and family travel expenses ($54,950).

(7)	Dr. Hedrick’s base salary in 2008 included a foreign cost of living allowance paid while he was located in Europe. The allowance was not paid in 2009.
(8)
We pay Mr. Shirahama in Japanese Yen.  In 2009 and 2008 his salary was recorded at a fixed currency conversion rate of 121.35 Yen to the US Dollar.  During 2010 his salary was recorded at the average exchange rate over the year.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to our Named Executive Officers during fiscal 2010:

(a)	(b)		(c-e	)			(f-h	)		(i)	(j)	(k)	(l)	(m)

		Potential 2010 Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards:	All Other Option Awards:	Exercise or		Full Grant Date Fair
Named Officers	Grant Date	Thre-shold ($)	Target ($)		Ma xi-mum ($)	Thresh-old (#)	Tar-get (#)		Ma xi- mu m (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Base Price of Option Awards ($/Sh)	Market Price on Date of Grant ($/Sh)	Value of Stock and Option Awards ($)(1)

Christopher J. Calhoun, Chief Executive Officer	2/5/2010	–	$227,136		–	–	–		–	–	150,000	$6.71	$6.71	$610,980
Marc H. Hedrick, President	2/5/2010	–	$157,914		–	–	–		–	–	110,000	$6.71	$6.71	$448,052
Mark E. Saad, Chief Financial Officer	2/5/2010	–	$132,496		–	–	–		–	–	100,000	$6.71	$6.71	$407,320
Seijiro N. Shirahama, President – Asia Pacific	2/5/2010	–	$72,500	(2)	–	–	–		–	–	95,000	$6.71	$6.71	$386,954
Douglas Arm, Sr. Vice President – Operations	2/5/2010	–	$71,500		–	–	–		–	–	50,000	$6.71	$6.71	$203,660

(1)
Computed in accordance with FASB ASC Topic 718. See note 14 of the financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 11, 2011 regarding assumptions underlying valuation of equity awards.

(2)	Represents target bonus amount prior to foreign currency rates in effect at time of payment.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The stock options granted to the NEOs during 2010 have an exercise price of $6.71, which was the closing sale price of the Company’s common stock on NASDAQ on the date of grant.   The option awards have a contractual term of ten years and vest in equal monthly installments over a period of four years, subject to the NEO’s continued service to the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2010.  All of such awards are stock options.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

	Option Awards						Stock Awards
Name	Option Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-Exercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Ex-piration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Christopher J. Calhoun, Chief Executive Officer	1/3/2001 2/8/2002 1/28/2003 6/2/2004 2/2/2005 1/24/2006 2/26/2007 1/31/2008 1/29/2009 2/5/2010	200,000 205,000 200,000 75,000 100,000 100,000 67,082 61,978 47,916 31,250	— — — — — — 2,918 23,022 52,084 118,750	— — — — — — — — — —	$7.06 $3.09 $4.40 $4.16 $3.12 $7.04 $5.44 $5.14 $4.80 $6.71	1/3/2011 2/8/2012 1/28/2013 6/2/2014 2/2/2015 1/24/2016 2/26/2017 1/31/2018 1/29/2019 2/5/2020	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —
Marc H. Hedrick, President	11/14/2002 1/28/2003 6/2/2004 2/2/2005 1/24/2006 2/26/2007 1/31/2008 1/29/2009 2/5/2010	150,000 25,000 50,000 70,000 70,000 47,916 43,749 35,937 22,916	— — — — — 2,084 16,251 39,063 87,084	— — — — — — — — —	$4.15 $4.40 $4.16 $3.12 $7.04 $5.44 $5.14 $4.80 $6.71	11/14/2012 1/28/2013 6/2/2014 2/2/2015 1/24/2016 2/26/2017 1/31/2018 1/29/2019 2/5/2020	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —
Mark E. Saad, Chief Financial Officer	6/21/2004 2/2/2005 1/24/2006 2/26/2007 1/31/2008 1/29/2009 2/5/2010	190,000 70,000 70,000 47,916 40,104 33,541 20,833	— — — 2,084 14.896 36,459 79,167	— — — — — — —	$4.12 $3.12 $7.04 $5.44 $5.14 $4.80 $6.71	6/21/2014 2/2/2015 1/24/2016 2/26/2017 1/31/2018 1/29/2019 2/5/2020	— — — — — — —	— — — — — — —	— — — — — — —	— — — — — — —
Seijiro N. Shirahama, President – Asia Pacific	10/28/2002 6/2/2004 2/2/2005 12/8/2005 1/24/2006 2/26/2007 11/15/2007 1/31/2008 1/29/2009 2/5/2010	75,000 25,000 35,000 50,000 35,000 28,750 19,271 40,104 31,145 19,791	— — — — — 1,250 5,729 14,896 33,855 75,209	— — — — — — — — — —	$4.14 $4.16 $3.12 $6.86 $7.04 $5.44 $5.35 $5.14 $4.80 $6.71	10/28/2012 6/2/2014 2/2/2015 12/8/2015 1/24/2016 2/26/2017 11/15/2017 1/31/2018 1/29/2019 2/5/2020	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —	— — — — — — — — — —
Doug Arm, Sr. Vice President - Operations	2/15/2005 1/24/2006 2/26/2007 1/31/2008 1/29.2009 4/30/2009 2/5/2010	50,000 35,000 19,166 14,583 16,771 10,417 10,417	— — 834 5,417 18,229 14,583 39,583	— — — — — — —	$3.13 $7.04 $5.44 $5.14 $4.80 $1.79 $6.71	2/15/2015 1/24/2016 2/26/2017 1/31/2018 1/29/2019 4/30/2019 2/5/2020	— — — — — — —	— — — — — — —	— — — — — — —	— — — — — — —

(1)	For a better understanding of this table, we have included an additional column showing the grant date of the stock options.
(2)
Generally, awards issued under the 1997 or 2004 plans are subject to four-year vesting, and have a contractual term of 10 years.  Awards presented in this table contain one of the following two vesting provisions:

•	25% of a granted award vests after one year of service, while an additional 1/48 of the award vests at the end of each month thereafter for 36 months, or

•	1/48 of the award vests at the end of each month over a four-year period.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our Named Executive Officers during the fiscal ended December 31, 2010:

(a)	(b)	(c)	(d)	(e)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Christopher J. Calhoun, Chief Executive Officer	—	—	—	—
Marc H. Hedrick, President	—	—	—	—
Mark E. Saad, Chief Financial Officer	—	—	—	—
Seijiro N. Shirahama, President – Asia Pacific	—	—	—	—
Douglas Arm, Sr. Vice President – Operations	—	—	—	—

Pension Benefits

We did not have a pension plan nor did we provide pension benefits to our NEOs (or any other employees) during fiscal 2010.

Nonqualified Deferred Compensation

We did not permit compensation deferral by our NEO’s (or any other employees) during fiscal 2010.

Potential Payments Upon Termination or Change In Control

On January 31, 2008, we entered into individual change of control agreements (the “Agreements”) with Mr. Calhoun, Dr. Hedrick, and Mr. Saad (filed as Exhibits 10.52, 10.53, and 10.54 to our Annual Report on Form 10-K, as filed with the SEC on March 14, 2008).  On October 29, 2009 we entered into individual change of control agreements with Mr. Shirahama and Dr. Arm.  The terms of the Agreements are described in detail in the section above titled, Compensation Discussion & Analysis - Company Acquisition / Post-Termination Compensation.

The following table describes the potential payments upon termination and/or a change in control of the Company for Mr. Calhoun, our CEO:

	Acquisition(2)	Forced Separation Due to Acquisition(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$—	$681,408

Benefits
COBRA Premiums	—	$31,428

Long-Term Incentives
Value of Accelerated Stock Options(5)	$21,464	$21,464

TOTAL VALUE	$21,464	$734,300

The following table describes the potential payments upon termination and/or a change in control of the Company for Dr. Hedrick, our President:

	Acquisition(2)	Forced Separation Due to Acquisition(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$—	$394,784

Benefits
COBRA Premiums	—	$21,000

Long-Term Incentives
Value of Accelerated Stock Options(5)	$16,047	$16,047

TOTAL VALUE	$16,047	$431,831

The following table describes the potential payments upon termination and/or a change in control of the Company for Mr. Saad, our CFO:

	Acquisition(2)	Forced Separation Due to Acquisition(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$—	$378,560

Benefits
COBRA Premiums	—	$21,000

Long-Term Incentives
Value of Accelerated Stock Options(5)	$14,964	$14,964

TOTAL VALUE	$14,964	$414,524

The following table describes the potential payments upon termination and/or a change in control of the Company for Mr. Shirahama, our President – Asia Pacific.

	Acquisition(2)	Forced Separation Due to Acquisition(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$—	$381,931

Benefits
COBRA Premiums	—	$21,000

Long-Term Incentives
Value of Accelerated Stock Options(5)	$13,948	$13,948

TOTAL VALUE	$13,948	$416,879

The following table describes the potential payments upon termination and/or a change in control of the Company for Dr. Arm, our Senior Vice President – Operations.

	Acquisition(2)	Forced Separation Due to Acquisition(3)
PAYMENTS DUE UPON ACQUISITION / TERMINATION(1):
Cash Severance
Base Salary(4)	$—	$286,000

Benefits
COBRA Premiums	—	$21,000

Long-Term Incentives
Value of Accelerated Stock Options(5)	$56,962	$56,962

TOTAL VALUE	$56,962	$363,962

(1)	Assumes a triggering event occurred on December 31, 2010.
(2)	Based on the occurrence of an acquisition of the Company, provided that the executive is at that time still in the service of the Company.
(3)
Based on the occurrence of either actual or constructive termination without good cause in the context of an acquisition of the Company as described in detail in the section above titled, Company Acquisition/Post-Termination Compensation.

(4)
Based on the executive’s annual base salary on December 31, 2010, which was $454,272 for Mr. Calhoun; $394,784 for Dr. Hedrick; $378,560 for Mr. Saad, $381,931 (as recorded by the Company in 2010) for Mr. Shirahama and $286,000 for Dr. Arm.

(5)
Based on the difference between the aggregate exercise price of all accelerated in-the-money stock options and the aggregate market value of the underlying shares, calculated based on the per-share closing market price of our common stock on December 31, 2010, $5.19.

Director Compensation

The following table summarizes director compensation during fiscal year 2010

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Director Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(2) ($)	Option Awards(3)(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Ronald D. Henriksen, Chairman	$61,925	$10,725	$103,928	–	–	–	$176,578
Richard J. Hawkins	$39,500	$6,450	$83,142	–	–	–	$129,092
Paul W. Hawran	$51,700	$8,851	$83,142	–	–	–	$143,693
E. Carmack Holmes, MD	$29,500	$5,253	$83,142	–	–	–	$117,895
David M. Rickey	$37,975	$8,174	$83,142	–	–	–	$129,291
Lloyd H. Dean	$7,500	$98,700	$59,386				$165,586

(1)
Mr. Calhoun and Dr. Hedrick are not included in this table as they are employees of the Company and receive no extra compensation for their services as a Director. The compensation received by Mr. Calhoun and Dr. Hedrick as employees of the Company is shown in the Summary Compensation Table and the three stock-option-related tables above.

(2)
In fiscal 2010, each non-employee director’s compensation included a $5,000 quarterly retainer, a fee of $2,000 per quarterly meeting attended, and a fee of $2,000 per special meeting attended in person.  Attendance of telephonic meetings was compensated at $500 per meeting.  Compensation Committee members received $2,000 per meeting attended, Governance and Nominating Committee members received $2,000 per meeting attended, Audit Committee members received $2,000 per meeting attended, and Special Pricing Committee members received $500 per meeting attended. The Chairman of the Board received an additional annual stipend of $15,000, the Chairman of the Audit Committee received an additional annual stipend of $10,000, and the Chairmen of the Compensation Committee and the Governance and Nominating Committee each received an additional annual stipend of $7,500.  This compensation was paid partially in cash (see column (b) above) and partially in stock awards (see column (c) above).  Column (c) represents the intrinsic or fair market value of the stock on the date of the award.  Mr. Dean received an initial stock award and stock option grant upon joining the Board in November 2010.

(3)
Column (d) represents the grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions with respect to the 2010 grants, refer to note 14 of the financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 11, 2011.

(4)
As of December 31, 2010, the following directors held options to purchase the respective number of shares of our common stock: Richard J. Hawkins 90,000; Paul W. Hawran 165,000; Ronald D. Henriksen 300,000; E. Carmack Holmes 215,000; David M. Rickey 140,000, Lloyd H. Dean 21,000.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Base Awards Table

The stock options granted to the non-employee directors during 2010 have an exercise price of $6.84, except for those granted to Mr. Dean which have an exercise price of $4.70.  The exercise prices of these grants was the closing sale price of the Company’s common stock on NASDAQ on the date of grant.   The option awards have a contractual term of 10 years and vest in equal monthly installments over a period of two years, subject to the director’s continued service to the Company.

Equity Compensation Paid to Directors for Fiscal Year 2010

(a)	(b)	(c)	(d)		(e)	(f)		(g)

Director Name	Grant Date	Option Awards (#)	Grant Date Fair Value of Option Awards ($)		Stock Awards (#)	Grant Date Fair Value of Stock Awards ($)		Total Value of Equity Awards for 2010 ($)

Ronald D. Henriksen	2/9/2010	25,000	$103,928	(1)	1,568	$10,725	(2)	$114,653
Richard J. Hawkins	2/9/2010	20,000	$83,142	(1)	943	$6,450	(2)	$89,592
Paul W. Hawran	2/9/2010	20,000	$83,142	(1)	1,294	$8,851	(2)	$91,993
E. Carmack Holmes, MD	2/9/2010	20,000	$83,142	(1)	768	$5,253	(2)	$88,395
David M. Rickey	2/9/2010	20,000	$83,142	(1)	1,195	$8,174	(2)	$91,316
Lloyd H. Dean	11/01/2010	21,000	$59,386	(1)	21,000	$98,700	(2)	$158,086

(1)	The grant date fair value of the option award granted to Directors other than Mr. Dean was $4.16 per share. The grant date fair value of Mr. Dean’s option award was $2.83.
(2)	The grant date fair value of the restricted stock awarded to Directors other than Mr. Dean was $6.84 per share. The grant date fair value of Mr. Dean’s restricted stock award was $4.70.

Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2010, relating to our equity compensation plans pursuant to which grants of options, restricted stock or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for futur issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	2,766,271	$4.64	—
Equity compensation plans not approved by security holders(2)	4,324,687	$5.50	1,305,400
Total	7,090,958	$5.16	1,305,400

(1)	Represents options, warrants and/or rights outstanding that were issued under The 1997 Stock Option and Stock Purchase Plan. The 1997 Stock Option and Stock Purchase Plan expired on October 22, 2007.

(2)
Represents options, warrants and/or rights outstanding issued under the 2004 Equity Incentive Plan.  The maximum number of shares remaining available for future issuance shall be cumulatively increased on the first January 1 after the Effective Date, August 24, 2004, and each January 1 thereafter for 9 more years, by a number of shares equal to the lesser of (a) 2% of the number of shares issued and outstanding on the immediately preceding December 31, and (b) a number of shares set by the Board.

On August 24, 2004, our 2004 Equity Incentive Plan (the “Plan”), became effective upon approval by our Board of Directors.  The Plan is designed to provide our employees, directors and consultants the opportunity to purchase our common stock through non-qualified stock options, stock appreciation rights, restricted stock units, or restricted stock and cash awards.  The Compensation Committee of the Board administers the Plan and determines the number of shares underlying each award, the vesting of such shares and other important terms of awards pursuant to the terms of the Plan.  Awards may be granted under the Plan over a ten-year period and the Board has initially reserved 3,000,000 shares of common stock for issuance under the Plan.  The maximum number of shares reserved for issuance under the Plan may be cumulatively increased (subject to Board discretion) on an annual basis, as provided in the footnote to the Equity Compensation Plan Information table.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee provided the following statement:

“The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in the annual meeting proxy statement on Schedule 14A.

Respectfully submitted,

Compensation Committee of the Board of Directors
David M. Rickey, Chair
Paul W. Hawran
Ronald D. Henriksen
Richard J. Hawkins

April 29, 2011”

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report and the following Audit Committee Report and the Comparative Stock Performance Graph shall not be incorporated by reference into any such filings.

AUDIT MATTERS

Report of the Audit Committee

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements.  The responsibilities of the Audit Committee include appointing and providing for the compensation of the Company’s registered public accounting firm.  Each of the members of the Audit Committee meets the independence requirements of NASDAQ.

Management has primary responsibility for the system of internal controls over financial reporting, disclosure controls and procedures, and for preparing the Company’s consolidated financial statements. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee provided the following report:

“The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2010 with the Company’s management and the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”).  The Audit Committee has discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 114, The Auditors Communication With Those Charged With Governance. The Audit Committee has received from KPMG the written disclosures and the letter from the independent registered accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the auditors their independence, and concluded that the non-audit services performed by KPMG are compatible with maintaining their independence.  KPMG advised the audit committee that KPMG was and continues to be independent accountants with respect to the Company.

Based upon the Audit Committee’s review and discussions as noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors
Paul W. Hawran, Chair
David M. Rickey
E. Carmack Holmes, M. D.

April 29, 2011

Principal Accountant Fees and Services

The Audit Committee has appointed KMPG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  The Audit Committee reviews and must pre-approve all audit and non-audit services performed by KPMG LLP as well as the fees charged by KPMG LLP for such services.  No fees were approved under the Regulation S-X Rule 2.01(c)(7)(i)(C) exception to the pre-approval requirement.  In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the accounting firm’s independence.

The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal years ended December 31, 2010 and 2009.

	2010	2009
Audit fees (1)	$523,172	471,128
Audit related fees (2)	53,750	80,650
Tax Fees (3)	46,342	—
All other fees (4)	—	—
Total	$623,264	$551,778

(1) (1)
Audit fees consist of fees for professional services performed by KPMG LLP for the integrated audit of our annual financial statements (and internal control over financial reporting) included in our Form 10-K filing and review of financial statements included in our quarterly Form 10-Q filings, reviews of registration statements and issuances of consents, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) (2)
Audit related fees consist of fees for assurance and related services, such as comfort letters, performed by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements.

(3) (3)	Tax fees consist of fees for professional services performed by KPMG LLP with respect to tax compliance, tax advice, tax consulting and tax planning. No such fees were incurred in 2009.
(4) (4)	All other fees consist of fees for other permissible work performed by KPMG LLP that does not meet with the above category descriptions. No such fees were incurred in 2010 or 2009.

Comparative Stock Performance Graph

The following graph shows how an initial investment of $100 in our common stock would have compared to an equal investment in the Nasdaq Composite Index and the NASDAQ Biotechnology Index during the period from December 31, 2005 through December 31, 2010. The performance shown is not necessarily indicative of future price performance.

OTHER MATTERS

Stockholders Sharing the Same Address

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received.  This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs.  However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at:  (858) 458-0900.  The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household.  If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

Stockholder Proposals for the 2012 Meeting

Stockholders interested in submitting a proposal for consideration at our 2012 Annual Meeting must do so by sending such proposal to our Corporate Secretary at Cytori Therapeutics, Inc., 3020 Callan Road, San Diego, CA 92121, Attention:  Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2012 Annual Meeting is March 3, 2012. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2012 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before March 3, 2012 and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our by-laws. Any stockholder proposal received after March 3, 2012 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our by-laws.

Our by-laws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2012 annual meeting, such a proposal must be received by the Company no later than April 18, 2012; provided, however, that in the event we hold the annual meeting of stockholders to be held in 2012 more than 30 days before or after the one-year anniversary date of the annual meeting, a proposal must be received by the Company a reasonable time before the proxy solicitation is made.

MISCELLANEOUS

Our Board of Directors knows of no other business to be presented at our Annual Meeting.  If other matters properly come before our Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such proxies.

By Order of the Board of Directors,

CHRISTOPHER J. CALHOUN
Chief Executive Officer

[BALLOT]

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

C/O 250 ROYALL STREET CANTON, MA 02021
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐

1. Election of Directors
    Nominees

01	Ronald D. Henriksen	02 Christopher J. Calhoun	03 Marc H. Hedrick, MD	04 Richard J. Hawkins	05 Paul W. Hawran
06	E. Carmack Holmes, MD	07 David M. Rickey	08 Lloyd H. Dean	09 Tommy G. Thompson

The Board of Directors recommends you vote FOR the following proposals 2, 3, and 4.

		For	Against	Abstain
2.	To ratify the selection of KPMG LLP as the independent registered public accounting firm of Cytori for the fiscal year ending December 31, 2011.	☐	☐	☐

3.	To approve Cytori's 2011 Employee Stock Purchase Plan.	☐	☐	☐

4.	To approve, by non-binding vote, executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

		1 year	2 years	3 years	Abstain
5.	To recommend, by non-binding vote, the frequency of executive compensation votes.	☐	☐	☐	☐

NOTE: By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the Annual Meeting or any postponement of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date:		Signature (Joint Owners)	Date:

42

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com .

                CYTORI THERAPEUTICS, INC.
            PROXY SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
            ON AUGUST 16, 2011

    The undersigned hereby appoints Christopher J. Calhoun and Marc H. Hedrick, MD, or either of them, as proxy holders each with full power of substitution, to appear on behalf and to vote all shares of common stock of Cytori
    Therapeutics, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on August 16, 2011, and at any postponement thereof.

    When properly executed, this proxy will be voted as directed. If properly executed and no instructions are specified, this proxy will be voted FOR the election of the listed Nominees as Directors under Proposal 1,
    FOR Proposal 2, FOR Proposal 3, FOR Proposal 4,  FOR 3 years for Proposal 5 and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

    This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Diector's recommendations.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING
ENVELOPE.

Continued and to be signed on reverse side

Appendix A

Cytori Therapeutics, Inc.

2011 EMPLOYEE STOCK PURCHASE PLAN

Cytori Therapeutics, Inc.
2011 Employee Stock Purchase Plan

1. Establishment, Purpose and Term of Plan.

1.1 Establishment.  The Cytori Therapeutics, Inc. 2011 Employee Stock Purchase Plan (the “Plan”) is hereby established effective as of the date of its adoption by the Board (the “Effective Date”).

1.2 Purpose.  The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.  The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock.  The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3 Term of Plan.  The Plan shall continue in effect until its termination by the Committee.

2. Definitions and Construction.

2.1 Definitions.  Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.  Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b)  “Change in Control” means the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(p)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(b) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control and its determination shall be final, binding and conclusive.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(d) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board.  If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(e) “Company” means Cytori Therapeutics, Inc., a Delaware corporation, or any successor corporation thereto.

(f) “Compensation” means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off, payments in lieu of notice, and compensation deferred under any program or plan, including, without limitation, pursuant to Section 401(k) or Section 125 of the Code.  Compensation shall be limited to amounts actually payable in cash or deferred during the Offering Period.  Compensation shall not include moving allowances, payments pursuant to a severance agreement, termination pay, relocation payments, sign-on bonuses, any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not included above.

(g) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(h) “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code.  A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company.  For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less.  If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.

(i) “Fair Market Value” means, as of any date:

(i) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Committee, in its discretion.

(ii) If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined in good faith by the Committee.

(j)  “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date, or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(k) “Non-United States Offering” means a separate Offering covering Eligible Employees of one or more Participating Companies whose Eligible Employees are subject to a prohibition under applicable law on payroll deductions, as described in Section 11.1(b).

(l) “Offering” means an offering of Stock pursuant to the Plan, as provided in Section 6.

(m) “Offering Date” means, for any Offering Period, the first day of such Offering Period.

(n) “Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

(o) “Officer” means any person designated by the Board as an officer of the Company.

(p) “Ownership Change Event” means the occurrence of any of the following with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(q) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(r) “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(s) “Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan.  The Committee shall have the discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

(t) “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(u)  “Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

(v) “Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

(w) “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(x) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding.  Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

(y) “Registration Date” means the effective date of the registration on Form S-8 of shares of Stock issuable pursuant to the Plan.

(z) “Securities Act” means the Securities Act of 1933, as amended.

(aa) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.24.2.

(bb) “Subscription Agreement” means a written or electronic agreement, in such form as is specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 11.1(b).

(cc) “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(dd) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Committee.  The Plan shall be administered by the Committee.  All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith.  Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein.  All expenses reasonably incurred by the Company in the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation, determination or election.

3.3 Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees.  The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423 of the Code.  Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4.  Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan.  Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.

3.4 Power to Establish Separate Offerings with Varying Terms.  The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

3.5 Policies and Procedures Established by the Company.  Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.  All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3.3 and the regulations under Section 423 of the Code.

3.6 Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be five hundred thousand (500,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof.  If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2 Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the Annual Increase, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1 and 8.2) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion.  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right.  The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5. Eligibility.

5.1 Employees Eligible to Participate.  Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a) Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

(b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

5.2 Exclusion of Certain Stockholders.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code.  For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

5.3 Determination by Company.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be.  For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

6. Offerings.

The Plan shall be implemented by sequential Offerings of approximately six (6) months duration or such other duration as the Committee shall determine.  Offering Periods shall commence on or about the first trading day of the Offering Period established by the Committee and end on or about the last trading day of such Offering Period.  Notwithstanding the foregoing, the Committee may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.  If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date.  If the first or last day of an Offering Period or a Purchase Period is not a day on which the principal stock exchange or quotation system on which the Stock is then listed is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

7. Participation in the Plan.

7.1 Initial Participation.  An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) not later than the close of business on the Subscription Date established by the Company for that Offering Period.  An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period.  An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2 Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13.  A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan.  However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8. Right to Purchase Shares.

8.1 Grant of Purchase Right.  Except as provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (b) the Share Limit (determined as provided below).  The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period.  No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.  For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and the “Share Limit” shall be determined by multiplying five hundred (500) shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

8.2 Calendar Year Purchase Limitation.  Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time.  For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period.  The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

9. Purchase Price.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than ninety percent (90%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.  Unless otherwise provided by the Committee prior to the commencement of an Offering Period, the Purchase Price shall be ninety percent (90%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10. Accumulation of Purchase Price through Payroll Deduction.

Except as provided with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1 Amount of Payroll Deductions.  Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement.  The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each pay day during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.2 to stop payroll deductions effective following the first pay day during an Offering) or more than fifteen percent (15%)  The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.

10.2 Commencement of Payroll Deductions.  Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3 Election to Decrease or Stop Payroll Deductions.  During an Offering Period, a Participant may elect to decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.”  The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants.  A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in such Offering Period unless the Participant withdraws from the Plan as provided in Section 12.1.

10.4 Administrative Suspension of Payroll Deductions.  The Company may, in its discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right, or (b) during a calendar year under the limit set forth in Section 8.2.  Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was clause (a) in the preceding sentence, or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

10.5 Participant Accounts.  Individual bookkeeping accounts shall be maintained for each Participant.  All payroll deductions from a Participant’s Compensation  shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company.  All such amounts received or held by the Company may be used by the Company for any corporate purpose.

10.6 No Interest Paid.  Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account.

11. Purchase of Shares.

11.1 Exercise of Purchase Right.

(a) Generally.  Except as provided in Section 11.1, on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price.  However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right.  No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

(b) Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law.  Notwithstanding Section 11.1(a), where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a “Non-United States Offering”) covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions.  The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law.  On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right a number of whole shares of Stock determined in accordance with Section 11.1(a) to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock.  However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant’s Purchase Right.  The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11.4 any excess Purchase Price payment received from such Participant.

11.2 Pro Rata Allocation of Shares.  If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable.  Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3 Delivery of Title to Shares.  Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

11.4 Return of Plan Account Balance.  Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date.  However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

11.5 Tax Withholding.  At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively.  A Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

11.6 Expiration of Purchase Right.  Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7 Provision of Reports and Stockholder Information to Participants.  Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4.  The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.  In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12. Withdrawal from Plan.

12.1 Voluntary Withdrawal from the Plan.  A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) a written or electronic notice of withdrawal on a form provided by the Company for this purpose.  Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date.  A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1.  The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2 Return of Plan Account Balance.  Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan and the Offering shall terminate.  Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13. Termination of Employment or Eligibility.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately.  In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate.  Interest shall not be paid on sums returned pursuant to this Section 13.  A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14. Effect of Change in Control on Purchase Rights.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock.  If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted.  All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15. Nontransferability of Purchase Rights.

Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution.  (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.)  Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1.  A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16. Compliance with Securities Law.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.  A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed.  In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17. Rights as a Stockholder and Employee.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2.  Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18. Notification of Disposition of Shares.

The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right.  The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right.  The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

19. Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.  Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF.  THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

20. Designation of Beneficiary.

20.1 Designation Procedure.  Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse.  A Participant may change his or her beneficiary designation at any time by written notice to the Company.

20.2 Absence of Beneficiary Designation.  If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.

21. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Amendment or Termination of the Plan.

The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule.  In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies.  Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.